                                                                    EXHIBIT 10.9
                             PIONEER COMPANIES, INC.
                      DISCRETIONARY SEVERANCE BENEFIT PLAN
                     (As Established Effective May 1, 2003)

      1. Plan. Pioneer Companies, Inc., a Delaware corporation (the "Company") hereby establishes the Pioneer Companies, Inc. Discretionary Severance Benefit Plan (the "Plan"), for the benefit of its eligible employees as follows:

      2. Purpose. The purpose of the Plan is to provide financial security to employees who are terminated by the Company for reasons other than for cause and to provide specified benefit coverage to those employees.

      3. Definitions. For the purposes of this Plan, the following terms shall have the meanings indicated:

            "Affiliated Company" shall have the same meaning under this Plan as such term is defined under the Pioneer Americas L.L.C. Savings Investment Plan as defined as of May 1, 2003.

            "Base Pay" means the Participant's annual base pay and does not include bonus, equity grants, premium pay, shift differential, incentive pay, overtime or any other additive to base pay under any program or plan.

            "Cause" shall mean termination from employment due to unacceptable performance, misconduct, dishonesty, or any other violation of the policies of the Company or law.

            "Credited Service" under this Plan is the Recognized Credited Service or the credited service recognized under the Participant's pension plan, whichever results in the greater benefit to the Participant. "Recognized Credited Service" means the number of years of service based on the Participant's hire date that is specifically recognized and maintained by the Human Resources Department for the purpose of calculating severance benefits (regardless of the number of years of service that may be recognized for other purposes, such as vacation benefits) and that arises in connection with a Participant's employment by companies affiliated with or formerly affiliated with the Company or companies that are merged with or acquired by the Company or by a wholly owned subsidiary of the Company and where provisions of the original related merger or acquisition agreement specifically address service dates for purposes of severance calculation.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, including all regulations promulgated pursuant thereto.

            "Executive" means employees who have been designated vice presidents of the Company.

            "Key Manager" means managers who have been so designated by the Plan Administrator.

            "Participant" means any person who is employed as a full-time, permanent salaried employee of any Affiliated Company on a United States based payroll, any person who is hired on or after July 1, 2002 and is employed as a full-time, permanent salaried employee of any Affiliated Company on a Canadian based payroll, all employees of the St. Gabriel plant, or other employees who are members of a collective bargaining unit if this Plan has been negotiated as part of their collective bargaining agreement; provided, however, such term shall not include any person (a) who is treated by an Affiliated Company as a "leased employee" (even if such person is subsequently determined to be a common law employee), (b) who is a member of a collective bargaining unit where severance benefits are not required by the collective bargaining agreement, (c) whose work week is regularly scheduled to be less than 32 hours per week, (d) whose position normally requires less than five months of employment in a calendar year, (e) who is employed for a temporary period, (f) who is treated by an Affiliated Company as an independent contractor (even if such person is subsequently determined to be a common law employee), (g) who is on a leave of absence, or (h) who is receiving benefits under an Affiliated Company's Long Term Disability Plan.

            "Plan Administrator" means the person designated to administer the Plan pursuant to Section 5.

            "Severance Pay Period" means the period of time a Participant is eligible to receive severance benefits as described in Section 4.

            "Termination Date" means the date, on or after the date this Plan becomes effective, on which the Participant's employment with an Affiliated Company is terminated.

            "Waiver and Release" means the legal document in which a Participant, in exchange for benefits under the Plan, releases the Company, its directors, officers, employees and agents, its employee benefit plans and the fiduciaries and agents of said plans, among other things, from liability and damages in any way related to the Participant's employment with or separation from the Company, substantially similar to the form attached as Appendix A with such changes to the form as may be determined or required by the Plan Administrator in its sole discretion.

            "Waiver Revocation Period" means a period of seven days following the date on which a Participant properly executes a Waiver and Release.

      4. Benefits.

            (a) Eligibility for Benefits. Subject to the terms and conditions set forth in this Plan, a Participant will be eligible to receive the severance benefits under this Plan if:

                  (i) on or following the Participant's Termination Date if (a)
            the Plan Administrator, determines, in its sole discretion, that the Participant is entitled to benefits under this Plan, or (b) the Participant's employment is terminated by an

            Affiliated Company, on or after July 1, 2002 and before the termination of this Plan pursuant to Section 8 due to (i) the elimination of the Participant's job or position, (ii) a reduction in force or (iii) for any reason other than those reasons set forth in the immediately succeeding paragraph.

            Notwithstanding the foregoing or any other provision in this Plan to the contrary, this Plan and its benefits shall not be available and shall not apply to any Participant who (i) is terminated from employment for Cause, (ii) is reclassified or has his or her job altered as required by law or as a result of a disability of the Participant, (iii) is promoted or demoted, (iv) is offered a comparable position by an Affiliated Company, (v) is offered a comparable position by a joint venture that is partially owned by an Affiliated Company, (vi) is offered a comparable position by an entity to which a portion of the Company's properties, assets, functions, departments, facilities or geographical operations are out-sourced whether such out-sourced company is partially owned or unaffiliated, (vii) is offered a comparable position by an entity to which a portion of the Company's properties, assets, facilities, plants, operations or geographical areas are sold or transferred,
            (viii) is eligible for severance or change of control benefits under any other severance or change of control plan of an Affiliated Company, (ix) is covered by a written employment agreement, or (x) voluntarily resigns or retires.

                  (ii) the Participant executes and returns to the Company the necessary Waiver and Release within the consideration period permitted by the Older Workers Benefit Protection Act (45 days for a group termination or 21 days for a single termination) following notice of eligibility under the Plan and the Participant does not revoke such Waiver and Release during the Waiver Revocation Period.

            (b) Severance Benefits. The Plan Administrator will determine the benefits an eligible Participant, pursuant to Section 4(a), will receive provided that the following benefits serve as a reference for the benefit determination and that no Participant receive more than:

                  (i) A severance benefit equal to one week of the Participant's
            Base Pay times the Participant's number of years of Credited Service (for the purpose of this calculation, any fractional year of Credited Service is rounded up to the next full year). A Participant's Severance Pay Period will, at a minimum, extend for two weeks and may not exceed a maximum of six months. Designated Key Managers will be eligible for six months and designated Executives will be eligible for one year. The total severance pay as determined above will be divided equally among the payroll periods in the Participant's Severance Pay Period and paid on the normal payroll schedule.

                  (ii) Medical and dental coverage under COBRA at the same rates the Participant currently pays as an active employee. The Company will pay the difference between the COBRA rates and the Participant's current premium. If the Participant becomes eligible for health care coverage under another plan, the Company's medical and dental coverage will become secondary to the other plan's coverage. At the end of the Severance Pay Period, the Participant may elect to continue his or her health care coverage at the COBRA rate at the Participant's own expense (with no Company contribution) for the remainder, if any, of the 18-month COBRA period.

                  (iii) Continued coverage under the basic and supplemental life insurance policy through the Severance Pay Period.

                  (iv) All other benefits will terminate on the last day of
            active employment, including, but not limited to the Participant's participation in the Company's Savings Investment Plan and the Company's Defined Contribution Pension Plan.

            Notwithstanding the foregoing, if a Participant has previously received severance benefits under an Affiliated Company's severance plan that was based on the Participant's years of service, the Participant shall have his or her years of Credited Service under this Plan reduced by the number of years of service considered for purposes of determining the amount of the prior severance benefits; provided, further, that any payments made to a Participant by an Affiliated Company related to actual or potential liability under the Worker Adjustment and Retraining Notification Act shall reduce (offset) the amount of the above cash severance payment otherwise payable to the Participant under this Plan, except to the extent such offset is waived by the Plan Administrator, in his or her sole discretion; and, provided, further, if a Participant is employed outside the United States and is entitled under the laws of such foreign jurisdiction to receive a severance or termination benefit, or similar payment, from an Affiliated Company upon termination of his or her employment, then such Participant's benefit under this subsection (b) shall be reduced by the amount of such foreign jurisdiction severance termination benefit and the excess, if any, of the amount determined pursuant to this subsection (b) shall be the benefit under this Plan.

            (c) Time of Payment. A Participant's benefits shall commence as soon as reasonably practicable following the date the Participant is determined to be eligible for such benefits, provided that the payments do not commence before the Participant has received, if any, vacation pay and/or notice pay due and, in any event, not before the end of the Waiver Revocation Period.

            (d) Employee Conduct. During the Severance Pay Period, every Participant shall be available to answer questions and provide assistance to the Company's personnel as requested. Failure to respond appropriately to such requests or other conduct adverse to the Company's interests will be cause to discontinue the payment and availability of benefits described in Section 4(b).

            (e) Lump-Sum Payment. The Company may require the Participant, at any time, to receive a lump-sum payment of the remaining balance of the Participant's severance benefit, as described is Section 4(b). If the Company makes an election pursuant to this subsection (e), the Severance Pay Period will be deemed to have terminated. If the Participant elects to continue health care coverage as provided in Section 4(b)(ii), the full COBRA rate will be the Participant's responsibility. Thus, the lump-sum payment shall not include the required premium at COBRA rates for the remainder, if any, of the 18-month COBRA period following the termination of the Severance Pay Period for Participants who elect such coverage.

            (f) Death. If the Participant dies during the Severance Pay Period, the Company shall cease all benefits under the Plan without regard to whether Participant received the amount as calculated in Section 4(b).

            (g) Adjustments. Notwithstanding any other provisions of this Plan, the Plan Administrator has the right in his or her sole discretion to provide or modify, on an individual or group basis, any severance benefits described in Section 4(b) with respect to a Participant who otherwise would be eligible for benefits under Section 4(a).

      5. Administration.

            (a) Plan Administrator. The Company's Vice President of Human Resources or his or her duly authorized designate shall be the Plan Administrator of this Plan and have the duties and authority stated in this Section 5.

            (b) Duties. The Plan Administrator shall perform all such duties as are necessary to supervise the administration of the Plan and to control its operation in accordance with the terms thereof, including, but not limited to, the following:

                  (i) make and enforce such rules and regulations as the Plan
            Administrator shall deem necessary or proper for the efficient administration of the Plan;

                  (ii) interpret the provisions of the Plan and determine any questions arising under the Plan, or concerning the administration or operation thereof;

                  (iii) determine all considerations affecting the eligibility of any employee to be or become a Participant;

                  (iv) determine eligibility for and entitlement to benefits;

                  (v) determine the amount and nature of benefits for any
            Participant;

                  (vi) authorize and direct all disbursements of benefits under the Plan;

                  (vii) employ and engage such persons, counsel and agents and obtain such administrative, clerical, medical, legal, audit and actuarial services as the Plan Administrator may deem necessary in carrying out the provisions of the Plan; and

                  (viii) delegate and allocate, in writing, specific
            responsibilities, obligations and duties imposed by the Plan, to one or more employees, officers or such other persons as the Plan Administrator deems appropriate.

                  The Plan Administrator shall have all powers necessary or
            appropriate to carry out his or her duties, including the discretionary authority to determine eligibility or/and entitlement to benefits and the authority to interpret the provisions of the Plan and to determine the facts and circumstances of claims for benefits. Any action by the Plan Administrator with respect to the Plan (including, without limitation, the Plan Administrator's interpretation or administration of the Plan) shall be conclusive and binding upon any and all persons affected hereby, subject to the exclusive appeal procedure set forth in Section 6.

            Notwithstanding anything else to the contrary, benefits under this Plan will be paid only if the Plan Administrator decides in his discretion that the Participant is entitled to them.

            (c) Forms. All forms and other communications from any Participant or other person to the Plan Administrator required or permitted under the Plan shall be in the form prescribed from time to time by the Plan Administrator, and shall be mailed first-class mail or delivered to the location specified by the Plan Administrator. Each Participant shall furnish such pertinent information as the Plan Administrator may specify.

            (d) Examination of Documents. The Plan Administrator shall make available to each Participant this Plan document, including any Appendices, for examination at reasonable times during normal business hours.

            (e) Reports. The Plan Administrator shall file or cause to be filed all annual reports, returns, and financial and other statements required by any federal or state statute, agency or authority within the time prescribed by law or regulation for filing said documents; and to furnish such reports, statements or other documents to such Participants as required by federal or state statute or regulation, within the time prescribed for furnishing such documents.

      6. Claims Procedure. An initial claim for benefit payment shall be considered filed when a written request is received by the Plan Administrator or his or her duly authorized designate (the "Claims Administrator"). Any Participant or authorized representative of such Participant (for purposes of this Section 6, referred to as "Claimant") shall submit an application for Plan benefits to the Claims Administrator in writing. Such application shall set forth the nature of the claim and such other information as the Claims Administrator may request. The Plan Administrator shall establish administrative procedures and safeguards, to ensure that claims determinations are made in accordance with the Plan and have been applied consistently for similarly situated Claimants. No action at law or in equity may be brought to recover benefits under this Plan prior to the date the Claimant has exhausted the administrative process of appeal available under the Plan. Claims shall be approved or denied in accordance with the terms of the Plan and the following claims procedures:

            (a) Calculating Time Periods. The period of time within which a benefit determination is required to be made on a claim or an appeal shall begin at the time the claim or appeal is filed in accordance with the Plan procedures, without regard to whether all the information necessary to make a benefit determination accompanies the filing. In the event that a period of time is extended as permitted pursuant to Section 6(b) or 6(d) due to the failure of a Claimant to submit information necessary to decide the claim or appeal, the period for making the benefit determination shall be tolled from the date on which the notification of the extension is sent to the Claimant until the date on which the Claimant responds to the request for additional information.

            (b) Notice of Denial. Any time a claim for benefits is wholly or partially denied, the Claimant shall be given written notice of such action within ninety (90) days after the claim is filed, unless the Claims Administrator determines that special circumstances require an extension of time for processing. If there is an extension, the Claimant shall be notified of the extension and the special circumstances requiring the extension within the initial ninety (90) day period. The extension shall not exceed one hundred eighty (180) days after the claim was originally filed.

      The denial notice shall be written in a manner calculated to be understood by the Claimant and shall set forth (i) the specific reason(s) for denial,
      (ii) references to the specific provisions of the Plan on which the denial is based, (iii) a description of the claims appeal procedure set forth herein (including applicable time limits), (iv) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary, and (v) a statement of the Claimant's right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on appeal.

            (c) Right to Appeal. Any Claimant who has had a claim for benefits denied by the Claims Administrator, shall have the right to request review by the Plan Administrator. Such request must be in writing, and must be made within sixty (60) days after the Claimant receives notice of the claim denial. If written request for review is not made within such sixty
      (60) day period, the Claimant shall forfeit his or her right to review, as well as the right to challenge the determination in court. The Claimant shall be provided the opportunity to submit written comments, documents, records and other information relating to the claim for benefits. The Claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant's claim for benefits. This includes any item that
      (i) was relied on in making the benefit determination; (ii) was submitted, considered or generated in the course of making the benefit determination, regardless of whether it was relied on; or (iii) demonstrates compliance with administrative processes and safeguards designed to ensure benefit determinations are appropriately made in accordance with Plan documents.

            (d) Review of Claim. Upon receiving a request to review a claim (sometimes referred to as an "appeal"), the Plan Administrator shall review the claim. The review shall take into account all comments, documents, records, and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

      The Plan Administrator shall provide the Claimant a written decision reaffirming, modifying or setting aside the claim denial within sixty (60) days after receipt of the written request for review (provided that this initial sixty (60) day period may be extended by up to an additional sixty
      (60) days if the Plan Administrator determines that special circumstances require an extension). The Claimant shall be notified in writing of any such extension within the initial sixty (60) days following the Plan Administrator's receipt of the request for review. The extension notice will indicate the special circumstances requiring the extension and the date by which the Plan Administrator expects to make the decision.

      However, if the Plan Administrator holds regularly scheduled meetings at least quarterly, this paragraph shall apply and the preceding paragraph shall not apply. The Plan Administrator shall make a benefit determination no later than the date of the meeting of the Plan Administrator that immediately follows the Plan Administrator's receipt of the request for review, unless the request for review is filed within 30 days preceding the date of such meeting. In such case, a benefit determination shall be made by no later than the date of the second meeting following the Plan Administrator's receipt of the request for review. If special circumstances require a further extension of time for processing, a benefit determination shall be rendered not later than the third meeting of the Plan Administrator following the Plan Administrator's receipt of the request for review. If such an extension of time for review is required because of special circumstances, the Plan Administrator shall provide the Claimant with written notice of the extension, describing the special circumstances and the date as of which the benefit determination will be made, prior to the commencement of the extension. The Plan Administrator shall notify the Claimant of the benefit determination as soon as possible, but not later than 5 days after the benefit determination is made.

      A decision denying a claim on appeal shall be written in a manner calculated to be understood by the Claimant and shall set forth (i) the specific reason(s) for the denial, (ii) references to the specific Plan provisions on which the denial is based, (iii) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant's claim for benefits, (iv) a statement describing any voluntary appeal procedures offered by the Plan and the Claimant's right to obtain the information about such procedures, and (v) a statement of the Claimant's right to bring an action under section 502(a) of ERISA.

      The decision of the Plan Administrator on appeal shall be final and binding upon the Claimant and the Plan Administrator and all other persons involved.

      7. Expenses. The Company shall pay all expenses that are necessary to operate and administer the Plan.

      8. Amendment, Termination and Reservation.

            (a) Amendments and Termination. The Company (by action of (a) its Board of Directors or (b) the Plan Administrator) reserves the right at any time, and from time to time, to amend any or all of the provisions of the Plan or terminate the Plan, in whole or in part, for any reason and without the consent of any person, provided that any benefits to which any Participant has become entitled by execution of and not revoking a properly presented and approved Waiver and Release on or before the effective date of such amendment or termination shall not be adversely affected without the written consent of the affected Participant. Any amendment, including an amendment terminating the Plan, shall be executed by an appropriate officer of the Company in writing. Nothing in this Plan shall be construed to require continuation of this Plan with respect to existing or future Participants. If this Plan is altered, amended, suspended or changed at any time and from time to time advance notice will be communicated to all impacted employees prior to the effective date of the change(s).

            (b) Reservation of Rights. Notwithstanding any other provision of this Plan the Company reserves the rights to make alternative or additional severance benefits available to individuals in addition to or outside of the coverage of this Plan.

      9. General Provisions.

            (a) Plan Document. This Plan, including any attached Amendments and Appendices that are incorporated herein by reference, sets forth the provisions of the Plan.

            (b) Limitations on Assignments and Transfers. Benefits under the Plan may not be assigned, sold, transferred, or encumbered, and any attempt to do so shall be void. The interest of a Participant in benefits under the Plan shall not be subject to his or her debts or liabilities of any kind and shall not be subject to attachment, garnishment or other legal process. The benefits under this Plan are personal in nature to the Plan Participant and are not heritable and not subject to laws of devise or descent.

            (c) No Additional Rights. No person shall have any rights under the Plan, except as, and only to the extent, expressly provided for in the Plan. Neither the establishment or amendment of the Plan or the creation of any fund or account, nor the payment of benefits, nor any action of the Company, any Affiliated Company or the Plan Administrator shall be held or construed to confer upon any person any right to be continued as an employee, or, upon dismissal, any right or interest in any account or fund other than as herein provided. The Company and Affiliated Companies expressly reserve the right to discharge any employee at any time with or without cause and with or without previous notice and without liability except as set out in the Plan.

            (d) Representations. The Company does not represent or guarantee that any particular federal or state income, payroll, personal property, Social Security or other tax consequences will result from participation in this Plan. A Participant should consult with his or her own professional tax advisors to determine the tax consequences of participation. This Plan (and any amendments) sets forth the full declaration of the Company and Plan Participants should not rely on any other document as to any rights under this Plan.

            (e) Notice. All notices, statements, reports and other communications from the Company to any employee or other person required or permitted under the Plan shall be deemed to have been duly given when delivered to, or when mailed by first-class mail, postage prepaid and addressed to, such employee, or other person at the address last appearing on the Company's records.

            (f) Severability. The Plan shall be read in its entirety and not severed except as provided in this section. If any provision of this Plan is held illegal or invalid for any reason, such determination shall not affect the remaining provisions of this Plan, which shall be construed as if the illegal or invalid provision had never been included.

            (g) Governing Law. This Plan shall be construed in accordance with applicable federal law and the venue for resolution of any dispute will be in the City of Houston, Harris County, Texas.

            (h) Tax Withholding Requirements. Any payment made under the Plan shall be subject to any applicable state, local and Federal tax withholding requirements.

            (i) Plan Year. The accounting period for the Plan shall be the calendar year.

            (j) Facility of Payment. In the event any benefit under this Plan shall be payable to a person who is under legal disability or is in any way incapacitated so as to be unable to manage his or her financial affairs, the Plan Administrator may direct payment of such benefit to a duly appointed guardian, committee or other legal representative of such person, or in the absence of a guardian or legal representative, to a custodian for such person under a Uniform Gifts to Minors Act or to any relative of such person by blood or marriage, for such person's benefit. Any payment made in good faith pursuant to this provision shall fully discharge the Company and the Plan of any liability to the extent of such payment.

            (k) Payment Errors. In the event an incorrect amount is paid to or on behalf of a Participant, any remaining payments will be adjusted to correct the error. The Plan Administrator may take such other action it deems equitable to correct any such error, including recovering any overpayment.

            (l) Unfunded Obligation. The benefits described in Section 4 shall be paid or provided solely from the general assets of the Company or Affiliated Company that employed the Participant.

            (m) Prior Severance Arrangements Superceded. The Plan represents an amendment and restatement of all prior severance plans, practices, or policies in effect at the Company or any Affiliated Company as of the effective date hereof with respect to Participants of this Plan, and supersedes any and all prior severance plans, practices and policies including any severance plans, practices or policies formerly maintained by the Company or any Affiliated Company on behalf of eligible employees, but only insofar as to such employees qualifies as Participants under this Plan. All prior severance plans, practices and policies with respect to Participants of this Plan are hereby discontinued and terminated.


            IN WITNESS WHEREOF, the Company has executed this Plan this ____ day of ___________________, 2003, but effective as of May 1, 2003.

                                        PIONEER COMPANIES, INC.

                                        By
                                           -------------------------------------
                                           MICHAEL Y. MCGOVERN
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER

ATTEST:

----------------------------------

                                    EXHIBIT A

                             PIONEER COMPANIES, INC.
                      DISCRETIONARY SEVERANCE BENEFIT PLAN
                               WAIVER AND RELEASE

         By notice letter to me (the "Notice Letter"), Pioneer Companies, Inc. notified me of the termination of my employment and offered to pay me Severance Benefits under the Pioneer Companies, Inc. Discretionary Severance Benefit Plan (the "Plan") in exchange for my agreement to waive all of my claims against and release Pioneer Companies, Inc. and its predecessors, successors and assigns (collectively referred to as the "Company"), all of the affiliates (including all wholly or partially owned subsidiaries) of the Company (collectively referred to as the "Affiliates") and the Company's and Affiliates' directors and officers, employees and agents, insurers, employee benefit plans and the fiduciaries and agents of said plans (collectively, with the Company and Affiliates, referred to as the "Corporate Group") from any and all claims, demands, actions, liabilities and damages arising out of or relating in any way to my employment with or separation from the Company or the Affiliates. I have read both the Notice Letter and the Plan, and they are incorporated herein by reference. [I WAS ADVISED IN THE PLAN AS TO THE CLASS, ORGANIZATIONAL UNIT OR GROUP OF INDIVIDUALS COVERED BY THE PLAN, THE ELIGIBILITY FACTORS FOR THE PLAN AND THE TIME LIMITS APPLICABLE TO THE PLAN. I HAVE RECEIVED A LIST OF THE JOB TITLES AND THE AGES OF ALL EMPLOYEES ELIGIBLE OR SELECTED FOR THE PLAN AND A LIST OF THE AGES AND JOB TITLES OF EMPLOYEES IN THE SAME JOB CLASSIFICATION OR ORGANIZATIONAL UNIT WHO ARE NOT SELECTED FOR THE PLAN.] All payments under the Plan are voluntary on the part of the Company and are not required by any legal obligation other than the Plan itself. I choose to accept this offer.

         [I UNDERSTAND THAT SIGNING THIS WAIVER AND RELEASE IS AN IMPORTANT LEGAL ACT. I ACKNOWLEDGE THAT THE COMPANY HAS ADVISED ME IN WRITING TO CONSULT AN ATTORNEY BEFORE SIGNING THIS WAIVER AND RELEASE. I UNDERSTAND THAT, IN ORDER TO BE ELIGIBLE FOR SEVERANCE BENEFITS UNDER THE PLAN, I MUST SIGN (AND RETURN TO THE DESIGNATED MANAGEMENT REPRESENTATIVE AT THE COMPANY) THIS WAIVER AND RELEASE BY 5:30 P.M. NO LATER THAN [DATE], MY TERMINATION DATE. I ACKNOWLEDGE THAT I HAVE BEEN GIVEN AT LEAST 45 DAYS TO CONSIDER WHETHER TO PARTICIPATE IN THE PLAN AND WHETHER TO EXECUTE THIS WAIVER AND RELEASE.]

         [I UNDERSTAND THAT SIGNING THIS WAIVER AND RELEASE IS AN IMPORTANT LEGAL ACT. I ACKNOWLEDGE THAT THE COMPANY HAS ADVISED ME IN WRITING TO CONSULT AN ATTORNEY BEFORE SIGNING THIS WAIVER AND RELEASE. I UNDERSTAND THAT, IN ORDER TO BE ELIGIBLE FOR SEVERANCE BENEFITS UNDER THE PLAN, I MUST SIGN (AND RETURN TO THE DESIGNATED MANAGEMENT REPRESENTATIVE AT THE COMPANY) THIS WAIVER AND RELEASE BY 5:30 P.M. NO LATER THAN [DATE], MY TERMINATION DATE. I ACKNOWLEDGE THAT I HAVE BEEN GIVEN AT LEAST 21 DAYS TO CONSIDER WHETHER TO PARTICIPATE IN THE PLAN AND WHETHER TO EXECUTE THIS WAIVER AND RELEASE.]

         In exchange for the payment to me of Severance Benefits pursuant to the Plan, which is in addition to any remuneration or benefits to which I am already entitled, (1) I agree not to sue in any local, state and/or federal court regarding or relating in any way to my employment with or separation from the Company or the Affiliates, and (2) I knowingly and voluntarily waive all claims and release the Corporate Group from any and all claims, demands, actions, liabilities, and damages, whether known or unknown, arising out of or relating in any way to my employment with or separation from the Company or the Affiliates, except to the extent that my rights are vested under the terms of employee benefit plans sponsored by the Company or the Affiliates and except with respect to such rights or claims as may arise after the date this Waiver and Release is executed. Further, I knowingly and voluntarily waive my seniority rights and any rights I may have under a collective bargaining agreement with the Company or the Affiliates. This Waiver and Release includes, but is not limited to, claims and causes of action under: Title VII of the Civil Rights Act of 1964, as amended ("Title VII"); the Age Discrimination in Employment Act of 1967, as amended, including the Older Workers Benefit Protection Act of 1990 ("ADEA"); the Civil Rights Act of 1866, as amended; the Civil Rights Act of 1991; the Americans with Disabilities Act of 1990 ("ADA"); the Workers Adjustment and Retraining Notification Act of 1988; the Pregnancy Discrimination Act of 1978; the Employee Retirement Income Security Act of 1974, as amended; the Family and Medical Leave Act of 1993; the Fair Labor Standards Act; the Occupational Safety and Health Act; the Sarbanes-Oxley Act of 2002; the Texas Labor Code Section 21.001 et. seq.; the Texas Labor Code; claims in connection with workers' compensation or "whistle blower" statutes; and/or contract, tort, defamation, slander, wrongful termination or any other state or federal regulatory, statutory or common law. Further, I expressly represent that no promise or agreement which is not expressed in the Plan or this Waiver and Release has been made to me in executing this Waiver and Release, and that I am relying on my own judgment in executing this Waiver and Release, and that I am not relying on any statement or representation of the Company, any of the Affiliates or any member of the Corporate Group or any of their agents. I agree that this Waiver and Release is valid, fair, adequate and reasonable, is with my full knowledge and consent, was not procured through fraud, duress or mistake and has not had the effect of misleading, misinforming or failing to inform me.

         I acknowledge that payment of Severance Benefits pursuant to the Plan by the Company is not an admission by the Company or any other member of the Corporate Group that they engaged in any wrongful or unlawful act or that the Company or any member of the Corporate Group violated any federal or state law or regulation. I acknowledge that neither the Company nor any other member of the Corporate Group has promised me continued employment or represented to me that I will be rehired in the future. I acknowledge that the Company and I contemplate an unequivocal, complete and final dissolution of my employment relationship. I acknowledge that this Waiver and Release does not create any right on my part to be rehired by the Company or the Affiliates and I hereby waive any right to future employment by the Company or any other member of the Corporate Group.

         I have returned or I agree that I will return immediately, and maintain in strictest confidence and will not use in any way, any confidential and proprietary business information or other nonpublic information or documents relating to the business and affairs of the Companies or the Affiliates. For the purposes of this Waiver and Release, "confidential and proprietary business information" shall mean any information concerning the Companies, the Affiliates or the Corporate Group or their business which I learn or develop during my employment and which is not generally known or available outside of the Companies, the Affiliates or the Corporate Group. Such information, without limitation, includes information, written or otherwise, regarding the Companies', the Affiliates' or the Corporate Group's earnings, expenses, material sources, equipment sources, customers and prospective customers, business plans, strategies, practices and procedures, prospective and executed contracts and other business arrangements. I acknowledge and agree that all records, papers, reports, computer programs, strategies, documents (including, without limitation, memoranda, notes, files and correspondence), opinions, evaluations, inventions, ideas, technical data, products, services, processes, procedures, and interpretations that are or have been produced by me or any employee, officer, director, agent, contractor, or representative of the Companies or the Affiliates related to the Companies or the Affiliates, whether provided in written or printed form, or orally, all comprise confidential and proprietary business information. I understand and agree that in the event of any breach of this provision, or threatened breach, by me, the Companies and the Affiliates may, in their discretion, discontinue any or all payments provided for in the Plan and recover any and all payments already made and the Companies and the Affiliates shall be entitled to apply to a court of competent jurisdiction for such relief by way of specific performance, restraining order, injunction or otherwise as may be appropriate to ensure compliance with this provision. Should I be contacted or served with legal process seeking to compel me to disclose any such information, I agree to notify the General Counsel immediately, in order that the Companies or the Affiliates may seek to resist such process if they so choose. If I am called upon to serve as a witness or consultant in or with respect to any potential litigation, litigation, or regulatory proceeding, I agree to cooperate with the Companies and the Affiliates to the full extent permitted by law, and the Companies and the Affiliates agree that any such call shall be with reasonable notice, shall not unnecessarily interfere with my later employment, and shall provide for payment for my time and costs expended in such matters.

         Should any of the provisions set forth in this Waiver and Release be determined to be invalid by a court, agency or other tribunal of competent jurisdiction, it is agreed that such determination shall not affect the enforceability of other provisions of this Waiver and Release. I acknowledge that this Waiver and Release, the Notice Letter and the Plan set forth the entire understanding and agreement between me and the Company or any other member of the Corporate Group concerning the subject matter of this Waiver and Release and supersede any prior or contemporaneous oral and/or written agreements or representations, if any, between me and the Company or any other member of the Corporate Group. I understand that for a period of 7 calendar days following the date I sign this Waiver and Release, I may revoke my acceptance of the offer by delivering a written statement to the Company by hand or by registered-mail, in which case the Waiver and Release will not become effective. In the event I revoke my acceptance of this offer, the Company shall have no obligation to provide me Severance Benefits under the Plan. I understand that failure to revoke my acceptance of the offer within 7 calendar days from the date I sign this Waiver and Release will result in this Waiver and Release being permanent and irrevocable.

         I acknowledge that I have read this Waiver and Release, have had an opportunity to ask questions and have it explained to me and that I understand that this Waiver and Release will have the effect of knowingly and voluntarily waiving any and all actions I might pursue, including breach of contract, personal injury, retaliation, discrimination on the basis of race, age, sex, national origin, or disability and any other claims arising prior to the date of this Waiver and Release. By execution of this document, I do not waive or release or otherwise relinquish any legal rights I may have which are attributable to or arise out of acts, omissions, or events of the Company or any other member of the Corporate Group which occur after the date of the execution of this Waiver and Release.

-----------------------------------          -----------------------------------
Employee's Printed Name                      Company Representative


-----------------------------------          -----------------------------------
Employee's Signature                         Company's Execution Date


-----------------------------------          -----------------------------------
Employee's Signature Date                    Employee's Social Security Number